 Exhibit 99.1

Verra Mobility Announces First Quarter 2020 Financial Results

Total revenue of $116.7 million

Net income of $6.7 million, Adjusted EBITDA of $54.9 million

Generated cash flows from operations of $14.8 million

Mesa, AZ, May 11, 2020 – Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today financial results for the quarter ended March 31, 2020.

“While the economic headwinds and disruptions are having an undeniable effect on our results, we executed well in the first quarter and implemented strong countermeasures to ensure Verra Mobility’s long-term strength in these challenging times and beyond,” said David Roberts, Chief Executive Officer, Verra Mobility. “While it remains uncertain how long COVID-19 or its impact on our customers and our business will persist, we are confident in the resilience of our employees and our ability to manage through these turbulent times.”

First Quarter 2020 Financial Highlights

•

Revenue: Total revenue for the first quarter of 2020 was $116.7 million, up 18.5% compared to $98.5 million for the first quarter of 2019. Within total revenue, service revenue was $99.5 million and product revenue contributed $17.2 million.

•

Net income: Net income for the first quarter of 2020 was $6.7 million, or $0.04 per share, based on 164.4 million diluted weighted average shares outstanding. Net income for the comparable 2019 period was $2.8 million, or $0.02 per share, based on 156.5 million diluted weighted average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $54.9 million for the first quarter of 2020, up 7% compared to $51.3 million in the 2019 period.

Liquidity: As of March 31, 2020, cash and cash equivalents was $113.6 million. We generated $14.8 million in net cash from operations for the first quarter of 2020. As of March 31, 2020, we had total debt of $872.5 million, net of cash on hand our net debt was $758.9 million, and a $75 million revolver that is undrawn.

The operating results for the first quarter of 2020 were impacted by the novel coronavirus (“COVID-19”) that emerged in late 2019 in China and has since spread throughout the world. COVID-19 has and continues to have a significant negative impact on the global economy, including the rental car industry due to reduced airline travel and widespread travel restrictions across the world. Refer to the section below entitled, Forward Looking Statements, for further discussion on risks and uncertainties.

The Company reports its results of operations based on two operating segments:

•

Commercial Services delivers market-leading automated toll and violations management and title and registration solutions to rental car companies, fleet management companies and other large fleet owners.

•

Government Solutions delivers market-leading automated safety solutions to municipalities and school districts, including services and technology that enable photo enforcement related to red-light, speed, school bus, and city bus lanes.

First Quarter 2020 Segment Detail

•

Commercial Services segment generated total revenue of $61.2 million, a slight decrease of 2% compared to the same period in 2019. Segment profit was $33.4 million, a 12% decrease from $38.0 million in the prior year. The decreases in revenue and profit resulted primarily from the COVID-19 pandemic discussed above, the full impact of which is not yet known. Segment profit margin was 55% for 2020 and 61% for the 2019 period.

•

Government Solutions segment generated total revenue of $55.5 million growing 55% over the same period in 2019. The growth in this segment is driven by product sales in the current period which totaled $17.2 million. Segment profit was $21.2 million, a 61% increase from $13.2 million in the prior year. Segment margin was 38% in 2020 compared to 37% for the prior year period.

Quarterly Conference Call

Verra Mobility will host a conference call and a live webcast to discuss financial results for investors and analysts at 5:00 p.m. Eastern Time on May 11, 2020. To access the conference call, dial (877) 407-0784 for the United States or Canada and (201) 689-8560 for international callers with conference ID#13702682. The webcast will be available live in the “Investor Relations” section of the Company’s website at http://ir.verramobility.com. An audio replay of the call will also be available until 11:59 p.m. Eastern Time on May 25, 2020, by dialing (844) 512-2921 for the United States or Canada and (412) 317-6671 for international callers, and entering passcode #13702682. In addition, an archived webcast will be available in the “News & Events” section of the Investor Relations page of the Company’s website at http://ir.verramobility.com.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world’s largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through connectivity with more than 50 individual tolling authorities and more than 400 issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts across North America operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in more than 15 countries. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company’s expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company’s strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2020 financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (2) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (3) customer concentration in our Commercial Services and Government Solutions segments; (4) decreases in the prevalence of automated photo enforcement or the use of tolling; (5) risks and uncertainties related to our government contracts, including termination rights, audits and investigations; (6) decreased interest in outsourcing from our customers; (7) our ability to properly perform under our contracts and otherwise satisfy our customers; (8) our ability to compete in a highly competitive and rapidly evolving market; (9) our ability to keep up with technological developments and changing customer preferences; (10) the success of our new products and changes to existing products and services; (11) our ability to successfully integrate our recent or future acquisitions; (12) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (13) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company’s other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

($ in thousands except per share data)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$113,583	$131,513
Restricted cash	1,510	917
Accounts receivable (net of allowance for credit loss of $10.8 million at March 31, 2020)	109,839	93,514
Unbilled receivables	16,358	20,003
Prepaid expenses and other current assets	24,616	26,491
Total current assets	265,906	272,438
Installation and service parts, net	8,022	8,841
Property and equipment, net	73,631	72,266
Operating lease assets	31,789	32,177
Intangible assets, net	409,957	434,443
Goodwill	581,730	584,150
Other non-current assets	3,094	3,111
Total assets	$1,374,129	$1,407,426
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$39,198	$50,825
Accrued liabilities	23,701	25,277
Current portion of long-term debt	9,104	28,779
Total current liabilities	72,003	104,881
Long-term debt, net of current portion and deferred financing costs	835,507	837,686
Operating lease liabilities, net of current portion	29,917	30,130
Payable to related party pursuant to tax receivable agreement	61,174	61,174
Asset retirement obligation	6,387	6,309
Deferred tax liabilities, net	24,472	25,716
Other long-term liabilities	269	2,183
Total liabilities	1,029,729	1,068,079
Commitments and contingencies
Stockholders' equity
Preferred stock, $.0001 par value	—	—
Common stock, $.0001 par value	16	16
Common stock contingent consideration	36,575	54,862
Additional paid-in capital	387,994	367,266
Accumulated deficit	(74,241)	(80,220)
Accumulated other comprehensive loss	(5,944)	(2,577)
Total stockholders' equity	344,400	339,347
Total liabilities and stockholders' equity	$1,374,129	$1,407,426

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2020	2019
Service revenue	$99,497	$98,070
Product sales	17,216	391
Total revenue	116,713	98,461
Cost of service revenue	1,219	1,389
Cost of product sales	8,690	276
Operating expenses	32,259	29,338
Selling, general and administrative expenses	25,886	20,551
Depreciation, amortization and (gain) loss on disposal of assets, net	29,246	28,941
Total costs and expenses	97,300	80,495
Income from operations	19,413	17,966
Interest expense, net	12,451	16,033
Other income, net	(2,925)	(2,207)
Total other expenses	9,526	13,826
Income before income tax provision	9,887	4,140
Income tax provision	3,214	1,320
Net income	$6,673	$2,820
Other comprehensive (loss) income:
Change in foreign currency translation adjustment	(3,367)	1,324
Total comprehensive income	$3,306	$4,144
Net income per share:
Basic	$0.04	$0.02
Diluted	$0.04	$0.02
Weighted average shares used in per share calculation:
Basic outstanding	160,924	156,057
Diluted outstanding	164,427	156,458

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2020	2019
Cash Flows from Operating Activities:
Net income	$6,673	$2,820
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,250	28,939
Amortization of deferred financing costs and discounts	903	1,833
Credit loss expense	5,356	1,270
Deferred income taxes	(682)	(1,073)
Stock-based compensation	2,768	2,143
Installation and service parts expense	393	257
Accretion expense	64	90
(Gain) loss on disposal of assets	(4)	2
Changes in operating assets and liabilities:
Accounts receivable, net	(22,397)	(8,372)
Unbilled receivables	3,648	(3,797)
Prepaid expenses and other current assets	2,367	(1,527)
Accounts payable and accrued liabilities	(11,363)	18,413
Other liabilities	(2,135)	(3,647)
Net cash provided by operating activities	14,841	37,351
Cash Flows from Investing Activities:
Purchases of installation and service parts and property and equipment	(8,141)	(9,219)
Cash proceeds from the sale of assets	10	52
Net cash used in investing activities	(8,131)	(9,167)
Cash Flows from Financing Activities:
Repayment of long-term debt	(21,951)	(2,276)
Payment of debt issuance costs	(806)	(37)
Payment of employee tax withholding related to RSU vesting	(327)	—
Net cash used in financing activities	(23,084)	(2,313)
Effect of exchange rate changes on cash and cash equivalents	(963)	236
Net (decrease) increase in cash, cash equivalents and restricted cash	(17,337)	26,107
Cash, cash equivalents and restricted cash - beginning of period	132,430	67,081
Cash, cash equivalents and restricted cash - end of period	$115,093	$93,188

VERRA MOBILITY CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

	Three Months Ended March 31,
($ in thousands)	2020	2019
Net income	$6,673	$2,820
Interest expense, net	12,451	16,033
Income tax provision	3,214	1,320
Depreciation and amortization	29,250	28,939
EBITDA	51,588	49,112
Transaction and other related expenses (i)	523	—
Stock-based compensation (ii)	2,768	2,143
Adjusted EBITDA	$54,879	$51,255

(i)

Transaction and other related expenses incurred in the three months ended March 31, 2020 primarily relate to costs associated with our Pagatelia acquisition and certain costs for refinancing our debt during the period.

(ii)	Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation 2018 Equity Incentive Plan.

FREE CASH FLOW (Unaudited)

	Three Months Ended March 31,
($ in thousands)	2020	2019
Net cash provided by operating activities	$14,841	$37,351
Purchases of installation and service parts and property and equipment	(8,141)	(9,219)
Free cash flow	$6,700	$28,132

ADJUSTED EPS (Unaudited)

	Quarter 1	Quarter 1
(In thousands, except per share data)	2020	2019
Net income	$6,673	$2,820
Amortization of intangibles	23,529	23,130
Transaction and other related expenses	523	—
Stock-based compensation	2,768	2,143
Total adjustments	26,820	25,273
Income tax effect on adjustments	(8,718)	(8,058)
Total adjustments after income tax effect	18,102	17,215
Adjusted Net Income	$24,775	$20,035

Adjusted EPS	$0.15	$0.13
Diluted weighted average shares outstanding	164,427	156,458

EBITDA and Adjusted EBITDA

We define EBITDA as net income adjusted to exclude interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other transactions that management believes are not indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, as a result, they may not be comparable to similarly titled performance measures presented by other companies. EBITDA and Adjusted EBITDA margins are calculated as EBITDA and Adjusted EBITDA, respectively, divided by total revenue expressed as a percentage.

We use these metrics to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. EBITDA and Adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

Free Cash Flow

We define “Free Cash Flow” as cash flow from operations less capital expenditures.

Adjusted Net Income

We define “Adjusted Net Income” as net income adjusted to exclude amortization of intangibles and certain non-cash or non-recurring expenses.

Adjusted EPS

We define “Adjusted EPS” as Adjusted Net Income divided by the diluted weighted average shares for the period.

Investor Relations Contact

Marc P. Griffin

ICR, Inc., for Verra Mobility

646-277-1290

IR@verramobility.com